Exhibit 99.1

RealPage Reports First Quarter 2018 Financial Results

Exceeds Financial Expectations, Raises Full Year Guidance

RICHARDSON, Texas--(BUSINESS WIRE)--May 3, 2018--RealPage, Inc. (NASDAQ:RP), a leading global provider of software and data analytics to the real estate industry, today announced financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Financial Highlights

  Total revenue of $201.3 million, an increase of 32% year-over-year;
  Net income of $10.9 million, or $0.13 in net income per diluted share, a year-over-year increase of 33% and 30%, respectively;
  Non-GAAP total revenue of $201.6 million, an increase of 31% year-over-year;
  Adjusted EBITDA of $54.2 million, an increase of 46% year-over-year; and
  Non-GAAP net income of $31.1 million, or $0.37 in non-GAAP net income per diluted share, a year-over-year increase of 77% and 68%, respectively.

Comments on the News

“In 2017 we established innovation and simplification as our ‘North Star,’ a key element of an operational strategy to grow toward and beyond our 2020 target of $1 billion in revenue and $300 million in Adjusted EBITDA,” said Steve Winn, Chairman and CEO of RealPage. “We are ahead of the trajectory needed to achieve this target, demonstrating very strong financial performance in 2017 that continued into the first quarter of 2018. Organic innovation is driving continued adoption of our solutions, with particular emphasis on suite sales that combine multiple product solutions into a unified suite. Strong new sales bookings for new and existing clients during the quarter are evidence of this, and we expect to build on new sales momentum to drive deeper client adoption across our platform. Our M&A program is another major factor driving innovation over the long term, and is a critical piece of our capital allocation strategy directed at maximizing shareholder returns. The recent acquisition of ClickPay is directly in-line with both of these capital and operational strategies.”

“Our first quarter financial performance was impressive,” said Bryan Hill, CFO and Treasurer of RealPage. “Compared to the first quarter of last year, Non-GAAP total revenue grew 31%, adjusted EBITDA margin expanded 270 basis points, Non-GAAP diluted earnings per share grew 68% and operating cash flow grew 51%. This performance not only supports our strategic focus, but validates the financial and capital discipline we have maintained. As a result of all of these factors, combined with the acquisition of ClickPay, we are significantly raising our full-year guidance expectations for revenue and profit growth.”

2018 Financial Outlook

RealPage management expects to achieve the following results during the second quarter ending June 30, 2018:

  GAAP total revenue is expected to be in the range of $213.9 million to $215.9 million;
  GAAP net income per diluted share is expected to be in the range of $0.09 to $0.11;
  GAAP weighted average shares outstanding are expected to be approximately 86.9 million;
  Non-GAAP total revenue is expected to be in the range of $214.0 million to $216.0 million;
  Adjusted EBITDA is expected to be in the range of $55.5 million to $57.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $0.37 to $0.38;
  Non-GAAP weighted average shares outstanding are expected to be approximately 85.3 million.

RealPage management expects to achieve the following results during the calendar year ending December 31, 2018:

  GAAP total revenue is expected to be in the range of $859.3 million to $867.5 million;
  GAAP net income per diluted share is expected to be in the range of $0.38 to $0.44;
  GAAP weighted average shares outstanding are expected to be approximately 87.3 million;
  Non-GAAP total revenue is expected to be in the range of $860.0 million to $868.0 million;
  Adjusted EBITDA is expected to be in the range of $223.0 million to $228.0 million;
  Non-GAAP net income per diluted share is expected to be in the range of $1.46 to $1.51;
  Non-GAAP weighted average shares outstanding are expected to be approximately 85.6 million.

Conference Call Information; Presentation Slides

The Company will host a conference call at 5 p.m. ET today to discuss its financial results. Participants are encouraged to listen to the presentation via a live web broadcast and view the earnings presentation at www.realpage.com on the Investor Relations section. In addition, a live dial-in is available domestically at 844-889-4333 and internationally at 412-717-9596. A replay will be available at 877-344-7529 or 412-317-0088, passcode 10119901, until May 10, 2018.

About RealPage

RealPage is a leading global provider of software and data analytics to the real estate industry. Clients use our platform to improve operating performance and increase capital returns. Founded in 1998 and headquartered in Richardson, Texas, RealPage currently serves over 12,400 clients worldwide from offices in North America, Europe and Asia. For more information about the company, visit https://www.realpage.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking” statements relating to RealPage, Inc.’s strategy, goals and focus, expected, possible or assumed future results including its financial outlook for the second quarter ending June 30, 2018 and calendar year ending December 31, 2018, that RealPage is ahead of the pace needed to achieve its 2020 objective of $1 billion in revenue and $300 million in adjusted EBITDA, that RealPage expects to build on new sales momentum to drive deeper client adoption across its platform, and RealPage’s long-term revenue and adjusted EBITDA margin goals. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “plans,” or similar expressions and the negatives of those terms. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results contained herein upon finalizing its review of quarterly and full-year results and completion of the annual audit, which could cause or contribute to such differences. Additional factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions, including leasing velocity or uncertainty, could cause information technology spending, particularly in the rental housing industry, to be reduced or purchasing decisions to be delayed; (b) an increase in insurance claims; (c) an increase in client cancellations; (d) the inability to increase sales to existing clients and to attract new clients; (e) RealPage’s failure to integrate acquired businesses and any recent or future acquisitions successfully or to achieve expected synergies, including the recently completed acquisition of ClickPay; (f) the timing and success of new product introductions by RealPage or its competitors; (g) changes in RealPage’s pricing policies or those of its competitors; (h) legal or regulatory proceedings; (i) the inability to achieve revenue growth or to enable margin expansion; (j) changes in RealPage’s estimates with respect to its long-term corporate tax rate or any other impact from the recently enacted Tax Cuts and Jobs Act; and (k) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”) by RealPage, including its Annual Report on Form 10-K previously filed with the SEC on March 1, 2018. All information provided in this release is as of the date hereof and RealPage undertakes no duty to update this information except as required by law.

Explanation of Non-GAAP Financial Measures

The company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, the company believes that, in order to properly understand its short-term and long-term financial, operational and strategic trends, it may be helpful for investors to exclude certain non-cash or non-recurring items when used as a supplement to financial performance measures in accordance with GAAP. These non-cash or non-recurring items result from facts and circumstances that vary in both frequency and impact on continuing operations. The company also uses results of operations excluding such items to evaluate the operating performance of RealPage and compare it against prior periods, make operating decisions, determine executive compensation, and serve as a basis for long-term strategic planning. These non-GAAP financial measures provide the company with additional means to understand and evaluate the operating results and trends in its ongoing business by eliminating certain non-cash expenses and other items that RealPage believes might otherwise make comparisons of its ongoing business with prior periods more difficult, obscure trends in ongoing operations, reduce management’s ability to make useful forecasts, or obscure the ability to evaluate the effectiveness of certain business strategies and management incentive structures. In addition, the company also believes that investors and financial analysts find this information to be helpful in analyzing the company’s financial and operational performance and comparing this performance to the company’s peers and competitors.

The company defines “Non-GAAP Total Revenue” as total revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of its business operations in the period of activity and associated expense. Further, the company believes this measure is useful to investors as a way to evaluate the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Adjusted Gross Profit” as gross profit, plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, (3) amortization of intangible assets, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Adjusted EBITDA” as net income (loss), plus (1) acquisition-related and other deferred revenue adjustments, (2) depreciation, asset impairment, and the loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense, (5) costs related to the Hart-Scott-Rodino review process, (6) interest expense, net, (7) income tax (benefit) expense, and (8) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Product Development Expense” as product development expense, excluding stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to product innovation.

The company defines “Non-GAAP Sales and Marketing Expense” as sales and marketing expense, excluding (1) amortization of intangible assets, and (2) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ongoing expenditures related to its sales and marketing strategies.

The company defines “Non-GAAP General and Administrative Expense” as general and administrative expense, excluding (1) loss on disposal of assets, (2) acquisition-related expense, (3) costs related to the Hart-Scott-Rodino review process, and (4) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support corporate activities and processes.

The company defines “Non-GAAP Operating Expense” as operating expense, excluding (1) asset impairment and loss on disposal of assets, (2) amortization of intangible assets, (3) acquisition-related expense, (4) costs related to the Hart-Scott-Rodino review process, and (5) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s underlying expense structure to support ongoing operations.

The company defines “Non-GAAP Operating Income” as operating income, plus (1) acquisition-related and other deferred revenue adjustments, (2) asset impairment and loss on disposal of assets, (3) amortization of intangible assets, (4) acquisition-related expense, (5) costs related to the Hart-Scott-Rodino review process, and (6) stock-based expense. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP Net Income” as net income (loss), plus (1) income tax (benefit) expense, (2) acquisition-related and other deferred revenue adjustments, (3) asset impairment and loss on disposal of assets, (4) amortization of intangible assets, (5) acquisition-related expense, (6) costs related to the Hart-Scott-Rodino review process, (7) amortization of convertible note discount, (8) stock-based expense, and (9) provision for income tax expense based on an assumed rate in order to approximate the company’s long-term effective corporate tax rate; and the company defines “Non-GAAP Net Income per Diluted Share” as Non-GAAP Net Income divided by Non-GAAP weighted average diluted shares outstanding. The company believes that investors and financial analysts find these non-GAAP financial measures to be useful in analyzing the company’s financial and operational performance, comparing this performance to the company’s peers and competitors, and understanding the company’s ability to generate income from ongoing business operations.

The company defines “Non-GAAP On Demand Revenue” as total on demand revenue plus acquisition-related and other deferred revenue adjustments. The company believes it is useful to include deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense. Further, the company believes that investors and financial analysts find this measure to be useful in evaluating the company’s ongoing performance because it provides a more accurate depiction of on demand revenue arising from our strategic acquisitions.

The company defines “Ending On Demand Units” as the number of rental housing units managed by our clients with one or more of our on demand software solutions at the end of the period. We use ending on demand units to measure the success of our strategy of increasing the number of rental housing units managed with our on demand software solutions. Property unit counts are provided to us by our customers as new sales orders are processed. Property unit counts may be adjusted periodically as information related to our clients’ properties is updated or supplemented, which could result in adjustments to the number of units previously reported.

The company defines “Average On Demand Units” as the average of the beginning and ending on demand units for each quarter in the period presented. The company’s management monitors this metric to measure its success in increasing the number of on demand software solutions utilized by our clients to manage their rental housing units, our overall revenue, and profitability.

The company defines “ACV,” or Annual Client Value, as management’s estimate of the annual value of the company’s on demand revenue contracts. The company’s management monitors this metric to measure its success in increasing the number of on demand units, and the amount of software solutions utilized by its clients to manage their rental housing units.

The company defines “RPU,” or Revenue Per Unit, as ACV divided by ending on demand units. The company monitors this metric to measure its success in increasing the penetration of on demand software solutions utilized by its clients to manage their rental housing units.

The company excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to each excluded item:

  Non-GAAP tax rate – In 2017, the company used a 40.0% tax rate in order to approximate the company’s long-term effective corporate tax rate. The GAAP tax rate includes certain tax items which may include, but are not limited to: income tax expenses or benefits that are not related to ongoing business operations in the current year; unusual or infrequently occurring items; benefits from stock compensation deductions for tax purposes that exceed the stock compensation expense recognized for GAAP; tax adjustments associated with fluctuations in foreign currency re-measurement; certain changes in estimates of tax matters related to prior fiscal years; certain changes in the realizability of deferred tax assets and liabilities; and changes in tax law. For 2018 guidance purposes, the company uses a Non-GAAP tax rate of approximately 26%, as a result of the recently enacted Tax Cuts and Jobs Act legislation, to approximate the company’s long-term effective corporate tax rate. We believe excluding these items assists investors and analysts in understanding the tax provision and the effective tax rate related to ongoing operations.
  Acquisition-related and other deferred revenue – These items are included to reflect deferred revenue written down for GAAP purposes under purchase accounting rules and revenue deferred due to a lack of historical experience determining the settlement of the contractual obligation in order to appropriately measure the underlying performance of the company’s business operations in the period of activity and associated expense.
  Asset impairment and loss on disposal of assets – These items comprise gains (losses) on the disposal and impairment of long-lived assets, which are not reflective of the company’s ongoing operations. We believe exclusion of these items facilitates a more accurate comparison of the company’s results of operations between periods.
  Amortization of intangible assets – These items are amortized over their estimated useful lives and generally cannot be changed or influenced by the company after acquisition. Accordingly, these items are not considered by the company in making operating decisions. The company does not believe such charges accurately reflect the performance of its ongoing operations for the period in which such charges are incurred.
  Acquisition-related expense – These items consist of direct costs incurred in our business acquisition transactions and the impact of changes in the fair value of acquisition-related contingent consideration obligations. We believe exclusion of these items facilitates a more accurate comparison of the results of the company’s ongoing operations across periods and eliminates volatility related to changes in the fair value of acquisition-related contingent consideration obligations.
  Costs related to the Hart-Scott-Rodino review process – This item relates to the company's Hart-Scott-Rodino Antitrust Improvements Act review process regarding the recently completed acquisitions of On-Site and LRO. The company believes that these significant legal costs are not reflective of its ongoing operations.
  Amortization of the convertible note discount – This items consists of non-cash interest expense related to the amortization of the discount recognized on the convertible notes issued in May 2017. Management excludes this item as it is not indicative of the company’s ongoing operating performance.
  Stock-based expense – This item is excluded because these are non-cash expenditures that the company does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of its control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the company’s performance during the period in which the expenses are incurred.

Condensed Consolidated Balance Sheets
(in thousands, except share data)

	March 31,	December 31,
	2018	2017
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$101,646	$69,343
Restricted cash	112,478	96,002
Accounts receivable, less allowance for doubtful accounts of $7,821 and $3,951 at March 31, 2018 and December 31, 2017, respectively	101,005	124,505
Prepaid expenses	15,400	12,107
Other current assets	9,838	6,622
Total current assets	340,367	308,579
Property, equipment, and software, net	145,522	148,428
Goodwill	751,017	751,052
Identified intangible assets, net	238,704	252,337
Deferred tax assets, net	45,205	44,887
Other assets	19,533	11,010
Total assets	$1,540,348	$1,516,293

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$29,020	$26,733
Accrued expenses and other current liabilities	76,284	79,379
Current portion of deferred revenue	109,965	116,622
Current portion of term loans	16,133	14,116
Customer deposits held in restricted accounts	112,334	96,057
Total current liabilities	343,736	332,907
Deferred revenue	5,457	5,538
Revolving facility	50,000	50,000
Term loans, net	299,343	303,261
Convertible notes, net	284,046	281,199
Other long-term liabilities	35,739	41,513
Total liabilities	1,018,321	1,014,418
Stockholders’ equity:
Common stock, $0.001 par value: 125,000,000 shares authorized, 87,160,085 and 87,153,085 shares issued and 84,507,545 and 83,180,401 shares outstanding at March 31, 2018 and December 31, 2017, respectively	87	87
Additional paid-in capital	651,996	637,851
Treasury stock, at cost: 2,652,540 and 3,972,684 shares at March 31, 2018 and December 31, 2017, respectively	(68,407)	(61,260)
Accumulated deficit	(61,924)	(75,046)
Accumulated other comprehensive income	275	243
Total stockholders’ equity	522,027	501,875
Total liabilities and stockholders’ equity	$1,540,348	$1,516,293

Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue:
On demand	$193,300	$146,213
Professional and other	8,001	6,706
Total revenue	201,301	152,919
Cost of revenue(1)	76,660	63,042
Gross profit	124,641	89,877
Operating expenses:
Product development(1)	29,040	20,387
Sales and marketing(1)	50,241	35,147
General and administrative(1)	27,090	24,251
Total operating expenses	106,371	79,785
Operating income	18,270	10,092
Interest expense and other, net	(7,670)	(1,086)
Income before income taxes	10,600	9,006
Income tax (benefit) expense	(301)	811
Net income	$10,901	$8,195

Net income per share attributable to common stockholders:
Basic	$0.13	$0.10
Diluted	$0.13	$0.10
Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	81,166	78,263
Diluted	84,817	81,386

(1) Includes stock-based expense as follows:
	Three Months Ended
	March 31,
	2018	2017
Cost of revenue	$835	$853
Product development	2,163	1,879
Sales and marketing	3,541	3,128
General and administrative	3,779	4,232
	$10,318	$10,092

Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net income	$10,901	$8,195
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	23,260	14,440
Amortization of debt discount and issuance costs	3,012	89
Deferred taxes	(1,154)	243
Stock-based expense	10,318	10,092
Loss on disposal and impairment of other long-lived assets	942	24
Acquisition-related consideration	402	121
Customer deposits	16,277	12,723
Other changes in assets and liabilities, net of assets acquired and liabilities assumed in business combinations	6,813	1,056
Net cash provided by operating activities	70,771	46,983

Cash flows from investing activities:
Purchases of property, equipment, and software	(12,660)	(9,925)
Acquisition of businesses, net of cash acquired	-	(66,103)
Purchase of other investment	(1,800)	-
Net cash used in investing activities	(14,460)	(76,028)

Cash flows from financing activities:
Payments on and proceeds from debt, net	(3,217)	(1,389)
Payments of acquisition-related consideration	(776)	(6,461)
Issuance of common stock	5,038	7,927
Purchase of treasury stock related to stock-based compensation	(8,450)	(3,576)
Net cash used in financing activities	(7,405)	(3,499)
Net increase (decrease) in cash, cash equivalents and restricted cash	48,906	(32,544)
Effect of exchange rate on cash	(127)	(50)

Cash, cash equivalents and restricted cash:
Beginning of period	165,345	188,540
End of period	$214,124	$155,946

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO
COMPARABLE GAAP MEASURES
(unaudited, in thousands, except per share data)

The following is a reconciliation of the non-GAAP financial measures used by RealPage to describe its financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included under the heading “Explanation of Non-GAAP Financial Measures.”

While the company believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and the company may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Non-GAAP Total Revenue
Set forth below is a presentation of the company’s “Non-GAAP total revenue.” Please reference the “Explanation of Non-GAAP Financial Measures” section.
	Three Months Ended
	March 31,
	2018	2017
Revenue (GAAP)	$201,301	$152,919
Acquisition-related and other deferred revenue	313	705
Non-GAAP total revenue	$201,614	$153,624

Adjusted Gross Profit
Set forth below is a presentation of the company’s "Adjusted Gross Profit." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2018	2017
Gross profit (GAAP)	$124,641	$89,877
Acquisition-related and other deferred revenue	313	705
Depreciation	2,934	2,883
Amortization of intangible assets	3,823	3,689
Stock-based expense	835	853
Adjusted gross profit	$132,546	$98,007

Adjusted EBITDA
Set forth below is a presentation of the company’s "Adjusted EBITDA." Please reference the "Explanation of Non-GAAP Financial Measures" section.
	Three Months Ended
	March 31,
	2018	2017
Net income (GAAP)	$10,901	$8,195
Acquisition-related and other deferred revenue	313	705
Depreciation, asset impairment, and loss on disposal of assets	7,818	6,675
Amortization of intangible assets	16,384	7,789
Acquisition-related expense	1,007	1,210
Costs related to the Hart-Scott-Rodino review process	-	481
Interest expense, net	7,721	1,120
Income tax (benefit) expense	(301)	811
Stock-based expense	10,318	10,092
Adjusted EBITDA	$54,161	$37,078

Non-GAAP Product Development Expense
Set forth below is a presentation of the company’s "Non-GAAP Product Development Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2018	2017
Product development expense (GAAP)	$29,040	$20,387
Less:Stock-based expense	2,163	1,879
Non-GAAP product development expense	$26,877	$18,508

Non-GAAP Sales and Marketing Expense
Set forth below is a presentation of the company’s "Non-GAAP Sales and Marketing Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2018	2017
Sales and marketing expense (GAAP)	$50,241	$35,147
Less:Amortization of intangible assets	12,561	4,100
Stock-based expense	3,541	3,128
Non-GAAP sales and marketing expense	$34,139	$27,919

Non-GAAP General and Administrative Expense
Set forth below is a presentation of the company’s "Non-GAAP General and Administrative Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2018	2017
General and administrative expense (GAAP)	$27,090	$24,251
Less:Loss on disposal of assets	942	24
Acquisition-related expense	1,007	1,210
Costs related to the Hart-Scott-Rodino review process	-	481
Stock-based expense	3,779	4,232
Non-GAAP general and administrative expense	$21,362	$18,304

Non-GAAP Operating Expense
Set forth below is a presentation of the company’s "Non-GAAP Operating Expense." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2018	2017
Operating expense (GAAP)	$106,371	$79,785
Less:Asset impairment and loss on disposal of assets	942	24
Amortization of intangible assets	12,561	4,100
Acquisition-related expense	1,007	1,210
Costs related to the Hart-Scott-Rodino review process	-	481
Stock-based expense	9,483	9,239
Non-GAAP operating expense	$82,378	$64,731

Non-GAAP Operating Income
Set forth below is a presentation of the company’s "Non-GAAP Operating Income." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2018	2017
Operating income (GAAP)	$18,270	$10,092
Acquisition-related and other deferred revenue	313	705
Asset impairment and loss on disposal of assets	942	24
Amortization of intangible assets	16,384	7,789
Acquisition-related expense	1,007	1,210
Costs related to the Hart-Scott-Rodino review process	-	481
Stock-based expense	10,318	10,092
Non-GAAP operating income	$47,234	$30,393

Non-GAAP Net Income
Set forth below is a presentation of the company’s "Non-GAAP Net Income" and "Non-GAAP Net Income per Diluted Share." Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Three Months Ended
	March 31,
	2018	2017
Net income (GAAP)	$10,901	$8,195
Income tax (benefit) expense	(301)	811
Income before income taxes	10,600	9,006

Acquisition-related and other deferred revenue	313	705
Asset impairment and loss on disposal of assets	942	24
Amortization of intangible assets	16,384	7,789
Acquisition-related expense	1,007	1,210
Costs related to the Hart-Scott-Rodino review process	-	481
Amortization of convertible note discount	2,524	-
Stock-based expense	10,318	10,092
Non-GAAP income before income taxes	42,088	29,307
Assumed rate for income tax expense (1)	26.0%	40.0%
Assumed provision for non-GAAP income tax expense	10,943	11,723
Non-GAAP net income	$31,145	$17,584

Net income per diluted share	$0.13	$0.10
Non-GAAP net income per diluted share	$0.37	$0.22

Weighted average outstanding shares - basic	81,166	78,263
Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	84,817	81,386
Dilution offset from convertible note hedge transactions	(1,319)	-
Non-GAAP diluted weighted average shares outstanding (2)	83,498	81,386

Non-GAAP On Demand Revenue
Set forth below is a presentation of the company’s "Non-GAAP On Demand Revenue." Please reference the "Explanation of Non-GAAP Financial Measures" section.

			Three Months Ended
			March 31,
			2018	2017
On demand revenue (GAAP)			$193,300	$146,213
Acquisition-related and other deferred revenue			313	705
Non-GAAP on demand revenue			$193,613	$146,918

Ending On Demand Units, Average On Demand Units, RPU, and ACV
Set forth below is a presentation of the company’s "Ending On Demand Units," "Average On Demand Units," "RPU," and "ACV." Please reference the "Explanation of Non-GAAP Financial Measures" section.

			Three Months Ended
			March 31,
			2018	2017
Ending on demand units			13,173	11,112
Average on demand units			13,088	11,050

ACV			$779,446	$596,159
RPU			$59.17	$53.65

Non-GAAP Total Revenue Guidance
Set forth below is a presentation of the company’s "Non-GAAP total revenue" guidance for the three months ending June 30, 2018, and the twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Revenue (GAAP)	$213,850	$215,900	$859,300	$867,450
Acquisition-related and other deferred revenue	150	100	700	550
Non-GAAP total revenue	$214,000	$216,000	$860,000	$868,000

Non-GAAP Net Income Guidance
Set forth below is a presentation of the company’s "Non-GAAP net income" and "Non-GAAP net income per diluted share" guidance for the three months ending June 30, 2018, and the twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Non-GAAP net income:
Net income (GAAP)	$7,650	$9,330	$33,082	$38,652
Income tax expense	400	1,270	3,969	6,949
Income before income taxes	8,050	10,600	37,051	45,601

Acquisition-related and other deferred revenue	150	100	700	550
Asset impairment and loss on disposal of assets	-	-	942	942
Amortization of intangible assets	17,500	17,400	68,000	67,500
Acquisition-related expense	500	200	1,507	1,207
Amortization of convertible note discount	2,550	2,550	10,300	10,300
Stock-based expense	13,300	13,100	50,000	49,000
Non-GAAP income before income taxes	42,050	43,950	168,500	175,100
Expected effective tax rate (1)	26.0%	26.0%	26.0%	26.0%
Assumed provision for income tax expense	10,933	11,427	43,810	45,526
Non-GAAP net income	$31,117	$32,523	$124,690	$129,574

Net income per diluted share	$0.09	$0.11	$0.38	$0.44
Non-GAAP net income per diluted share	$0.37	$0.38	$1.46	$1.51

Non-GAAP adjusted diluted weighted average shares outstanding:
Weighted average outstanding shares - diluted	86,850	86,850	87,315	87,315
Dilution offset from convertible note hedge transactions	(1,600)	(1,600)	(1,755)	(1,755)
Non-GAAP diluted weighted average shares outstanding (2)	85,250	85,250	85,560	85,560

Adjusted EBITDA Guidance
Set forth below is a presentation of the company’s "Adjusted EBITDA" guidance for the three months ending June 30, 2018, and the twelve months ending December 31, 2018. Please reference the "Explanation of Non-GAAP Financial Measures" section.

	Guidance Range for the Three Months Ending		Guidance Range for the Twelve Months Ending
	June 30, 2018		December 31, 2018
	Low (3)	High (3)	Low (3)	High (3)
Adjusted EBITDA:
Net income (GAAP)	$7,650	$9,330	$33,082	$38,652
Acquisition-related and other deferred revenue	150	100	700	550
Depreciation, asset impairment, and loss on disposal of assets	7,300	7,100	30,742	30,142
Amortization of intangible assets	17,500	17,400	68,000	67,500
Acquisition-related expense	500	200	1,507	1,207
Interest expense, net	8,700	8,500	35,000	34,000
Income tax expense	400	1,270	3,969	6,949
Stock-based expense	13,300	13,100	50,000	49,000
Adjusted EBITDA	$55,500	$57,000	$223,000	$228,000

(1)	A 26.0% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate. Please reference the “Explanation of Non-GAAP Financial Measures” section.

(2)	It is the current intent of the Company to settle conversions of the Convertible Notes through combination settlement, which involves repayment of the principal portion in cash and any excess of the conversion value over the principal amount in shares of our common stock. We exclude these shares that are issuable upon conversions of our convertible notes because we expect that the dilution from such shares will be offset by the convertible note hedge transactions entered into in May 2017 in connection with the issuance of the convertible notes.

(3)	Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The company may be required to revise its results upon finalizing its review of quarterly and full year results, which could cause or contribute to such differences. All information provided in this release is as of the date hereof and RealPage, Inc. undertakes no duty to update this information except as required by law. See additional discussion under "Cautionary Statement Regarding Forward-Looking Statements" above.

CONTACT:
RealPage, Inc.
Investor Relations
Rhett Butler, 972-820-3773
rhett.butler@realpage.com